UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   March 30, 2020

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      □

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 26, 2020, Telos Corporation (the “Company” or "Telos") entered into the Fifth Amendment to Credit Agreement and Second Amendment to Fee Letter (the “Fifth Amendment”), by and among the Company, as borrower, Xacta Corporation, ubiquity.com, Inc. and Teloworks, Inc., as guarantors (together, the "Guarantors”), Enlightenment Capital Solutions Fund II, L.P., as agent (the “Agent”), and the lenders party hereto (the “Lenders”), in order to amend that certain Credit Agreement, dated January 25, 2017, as previously amended by that certain First Amendment to Credit  Agreement dated February 23, 2017, that certain Second Amendment to Credit Agreement dated April 18, 2017, that certain Third Amendment to Credit Agreement and Waiver dated March 30, 2018, and that certain Fourth Amendment to  Credit Agreement and Waiver dated July 19, 2019 (as amended by such amendments, the “Amended Credit Agreement”).  As a result of the Fifth Amendment, several terms of the Amended Credit Agreement were modified.  The financial covenants for 2020 through the maturity of the Amended Credit Agreement will remain at the December 31, 2019 levels and the previously agreed-upon definition of certain financial covenants is updated, specifically the amount of Capital Expenditures to be included in the measurement of the covenants.  The Fifth Amendment also provides for the right for the Company to elect to extend the maturity date of the Amended Credit Agreement which is currently scheduled to mature on January 15, 2021.  The Fifth Amendment provides for four quarterly maturity date extensions, which would increase the Exit Fee payable under the Amended Credit Agreement by $250,000 for each quarterly maturity date extension elected, for a total of $1 million increase to the Exit Fee were all four of the maturity date extensions to be elected.  The Company paid the Agent an amendment fee of $100,000 and out-of-pocket costs and expenses in consideration for the Fifth Amendment.

The foregoing summary of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment filed as an exhibit to this report.

Item 8.01.	Other Events

Reference is made to the Order of the Securities Exchange Commission under Section 36 of the Securities Exchange Act of 1934 granting exemption from specified provisions of the Exchange Act and certain rules thereunder, dated March 25, 2020 (the “Order”). The Order extends the deadlines for filing certain reports made under the Exchange Act, including annual reports on Form 10-K, for registrants subject to the reporting obligations under the Exchange Act that have been particularly impacted by the novel coronavirus disease 2019 (“COVID-19 virus”) and which reports have filing deadlines between March 1 and July 1, 2020. In accordance with the provisions of the Order, the Company hereby provides notice that it is unable to meet its filing deadline for its Annual Report on Form 10-K, due on March 30, 2020, and furnishes the following information:

1.	Telos is relying on the Order.
2.
On March 12, 2020, Governor Ralph Northam of the Commonwealth of Virginia, the jurisdiction in which our corporate headquarters is located, issued an executive order declaring a state of emergency due to the outbreak of the COVID-19 virus.  On March 13, 2020, President Donald J. Trump declared the virus a national emergency.  On March 20, 2020, the Virginia executive order was amended to mandate “social distancing” and certain other measures to prevent the further spread of the virus.  This action is consistent with actions taken by governors in many other jurisdictions, including other states in which the Company has offices, including Maryland and New Jersey, encouraging or mandating all individuals to maintain physical distance from others and requiring other significant protective measures be taken by individuals and various entities. Telos has experienced limited access to facilities, support staff and professional advisors, and a disruption of its normal operations, as a result of the outbreak of the COVID-19 virus, the current health emergency, and the restrictions that have been mandated and/or recommended by various authorities. As a result, Telos has been hampered in its efforts to prepare its financial statements and disclosures and is unable to finalize and file its Annual Report on Form 10-K on a timely basis.

3.	The estimated date of filing our Annual Report on Form 10-K is on or before April 15, 2020.
4.	The following risk factors are provided related to the impact of the COVID-19 virus on the Company’s business.

We depend on the U.S. Government for a significant portion of our sales and a significant decline in U.S. Government defense and intelligence community spending, or a reallocation of spending to other priorities, could have an adverse impact on our financial condition and results of operations.
Our sales are highly concentrated with the U.S. Government. The customer relationship with the U.S. Government involves certain risks that are unique. The programs in which we participate must compete with other programs and policy imperatives during the budget and appropriations process.  In each of the past three years, a substantial portion of our net sales were to the U.S. Government, particularly the Department of Defense (“DoD”). U.S. defense spending has historically been cyclical. Defense budgets have received their strongest support when perceived threats to national security raise the level of concern over the country’s safety. As these threats subside, spending on the military tends to decrease. Rising budget deficits, increasing national debt, the cost of the global war on terrorism, increasing costs for entitlement programs, and potentially the large costs of combating the COVID-19 virus pandemic and addressing the health concerns and economic dislocation caused by COVID-19, continue to put pressure on all areas of discretionary spending, which could ultimately impact the defense budget and other aspects of federal discretionary spending.

U.S. Government appropriations have been and continue to be affected by larger U.S. Government budgetary issues and related legislation. In 2011, Congress enacted the Budget Control Act of 2011 (the “BCA”), which established specific limits on annual appropriations for fiscal years 2012-2021. The BCA has been amended a number of times, most recently by the Bipartisan Budget Act of 2019 (the “BBA”), which was enacted on August 2, 2019. As a result, DoD funding levels have fluctuated over this period and have been difficult to predict. Most recently, while the two-year BBA allowed for modestly increased defense spending in FY 2020, unless and until it is again modified, the BBA also essentially will maintain defense spending in FY 2021 with only a minor increase (less than 1.0 percent) permitted above the current FY 2020 appropriated funding level.

According to the Office of Management and Budget, federal outlays devoted to defense programs have fallen from 4.5 percent to 3.2 percent as a share of Gross Domestic Product (GDP) since enactment of the BCA. Moreover, as a result of the spending caps imposed by the BCA, annual DoD budget authority in FY 2020 is only 3.7 percent higher (in unadjusted dollars) than it was a decade ago in FY 2010.

Since final enactment in December 2019 of appropriations legislation for FY 2020, and the February 10, 2020 submission of the President’s proposed FY 2021 budget, the Coronavirus pandemic and associated economic dislocation in the United States has resulted in the need for an overwhelming federal response. This has led to the enactment of several comprehensive appropriations and economic stimulus measures, as well as negotiations between Congress and the White House for additional massive initiatives for the current year and into the next fiscal year, the details of which are not yet finalized.  These substantial alterations to FY 2020 spending baselines are also likely to further impact FY 2021 spending in ways that cannot now be predicted.  The impact of the health and economic crisis, and the resulting large increase in federal spending, on the government contracts that we hold and the federal procurements that we would otherwise compete for cannot now be known.
In addition to the ongoing need to respond to the crisis in the current fiscal year, Congress and the President must agree on FY 2021 appropriations legislation prior to October 1, 2020; failing to do so by then would likely mean DoD and other departments will again be funded for an unknown period of time under another Continuing Resolution, which would again restrict new spending initiatives.  This is consistent with the practice for a number of years where the U.S. Government has been unable to complete its appropriations process prior to the beginning of the next fiscal year, resulting in actual or threatened governmental shut-downs and repeated use for extended time periods each year of Continuing Resolutions to fund part or all of the government.  The impact of the substantial additional spending on the COVID-19 virus pandemic on the appropriations for FY 2021, and the appropriations process itself, is not now known.

The current health and economic crisis is highly fluid, and it is likely to continue to affect multiple federal departments and agencies for an unknown period of time and in ways that are difficult to predict. Nonetheless, we believe that the federal government will very likely endeavor to maintain continuity of services and, with much of the business of government now being conducted through use of information technology systems and in many cases during the crisis remotely, we believe there will continue to be a need on the part of the government for the types of solutions and services provided by Telos.

A novel strain of coronavirus, the COVID-19 virus, may adversely affect our business operations and financial condition.
In December 2019, an outbreak of the COVID-19 virus was reported in Wuhan, China.  On March 11, 2020, the World Health Organization declared the COVID-19 virus a global pandemic and on March 13, 2020, President Donald J. Trump declared the virus a national emergency. This highly contagious disease has spread to most of the countries in the world and throughout the United States, creating a serious impact on customers, workforces, and suppliers, disrupting economies and financial markets, and potentially leading to a world-wide economic downturn. It has caused a disruption of the normal operations of many businesses, including the temporary closure or scale-back of business operations and/or the imposition of either quarantine or remote work or meeting requirements for employees, either by government order or on a voluntary basis. The pandemic may adversely affect our customers’ ability to perform their missions and is in many cases disrupting their operations.  It may also impact the ability of our subcontractors, partners, and suppliers to operate and fulfill their contractual obligations, and result in an increase in their costs and cause delays or disruptions in performance. These supply chain effects, and the direct effect of the virus and the disruption on our operations, may negatively impact both our ability to meet customer demand and our revenue and profit margins. Our employees, in some cases, are working remotely due either to safety concerns or to customer imposed limitations and using various technologies to perform their functions. We might experience delays or changes in customer demand, particularly if government funding priorities change. Additionally, the disruption and volatility in the global and domestic capital markets may increase the cost of capital and limit our ability to access capital. Both the health and economic aspects of the COVID-19 virus are highly fluid and the future course of each is uncertain. For these reasons and other reasons that may come to light if the coronavirus pandemic and associated protective or preventative measures expand, we may experience a material adverse effect on our business operations, revenues and financial condition; however, its ultimate impact is highly uncertain and subject to change.
Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.   Description
99.1	Fifth Amendment to Credit Agreement and Second Amendment to Fee Letter, between Telos Corporation and Enlightenment Capital Solutions Fund II, L.P., dated March 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 30, 2020

TELOS CORPORATION
By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer